SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               LECTEC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                              ------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ------------------


     The 1998 Annual Meeting of the Shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Thursday, November 19, 1998, at 3:00 p.m. (CST), for the following purposes:

     1. To elect seven directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.

     3.   To approve the LecTec Corporation 1998 Stock Option Plan.

     4.   To approve the LecTec Corporation 1998 Directors' Stock Option Plan.

     5.   To approve the LecTec Corporation Employee Stock Purchase Plan.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record as of the close of business on Tuesday, September 22, 1998, the record date, are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.


                                        By Order of the Board of Directors


                                        /s/ Deborah L. Moore


                                        Deborah L. Moore
                                        SECRETARY

Minnetonka, Minnesota
October 16, 1998

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                                 PROXY STATEMENT

                               ------------------

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 19, 1998

                               ------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING


     The enclosed Proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, November 19, 1998, at 3:00 p.m. (CST), at The Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROPERLY EXECUTED PROXY IN WHICH THE SHAREHOLDER SPECIFIES NO DIRECTION WITH RESPECT TO ANY ITEM(S) OF BUSINESS WILL BE VOTED IN FAVOR OF EACH OF THE ITEM(S) OF BUSINESS DESCRIBED IN THIS PROXY STATEMENT. IF A SHAREHOLDER ABSTAINS (OR INDICATES A "WITHHOLD VOTE FOR" AS TO DIRECTORS) FROM VOTING AS TO ANY MATTER, THEN THE SHARES HELD BY SUCH SHAREHOLDER SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM AND FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER, BUT SHALL NOT BE DEEMED TO HAVE BEEN VOTED IN FAVOR OF SUCH MATTER. IF A BROKER RETURNS A "NON-VOTE" PROXY, INDICATING A LACK OF AUTHORITY TO VOTE ON SUCH MATTER, THEN THE SHARES COVERED BY SUCH NON-VOTE SHALL BE DEEMED PRESENT AT THE ANNUAL MEETING FOR PURPOSES OF DETERMINING A QUORUM BUT SHALL NOT BE DEEMED TO BE REPRESENTED AT THE ANNUAL MEETING FOR PURPOSES OF CALCULATING THE VOTE WITH RESPECT TO SUCH MATTER. These Proxy solicitation materials and the annual report for the fiscal year 1998 are first being sent to Shareholders on or about October 16, 1998.

     Under Minnesota law, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

     As of September 22, 1998, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,945,129 outstanding shares of

Common Stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting.

     Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

     The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.


                              ELECTION OF DIRECTORS

GENERALLY

     The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. At their last meeting on November 20, 1997, the shareholders elected seven directors.

     Seven persons have been nominated for election as directors at the 1998 annual meeting. Directors are elected for a one-year term and serve until their successors are duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMEND THAT LEE M. BERLIN, ALAN C. HYMES, M.D., PAUL O. JOHNSON, BERT J. MCKASY, MARILYN K. SPEEDIE PH.D., DONALD C. WEGMILLER AND RODNEY A. YOUNG BE ELECTED AS DIRECTORS, EACH TO HOLD OFFICE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. All of the nominees are currently members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below.

     The Board of Directors held five meetings during the fiscal year ended June 30, 1998. Each incumbent director then serving as a member of the Board of Directors participated in each meeting.

VOTING INFORMATION

     A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

INFORMATION CONCERNING NOMINEES

                                                                                   DIRECTOR
NAME                         PRINCIPAL OCCUPATION                           AGE     SINCE
-------------------------    -------------------------------------------    ---    --------
Lee M. Berlin                Personal Business Interests                    76      1981
                             Naples, FL

Alan C. Hymes, M.D.          Private Medical Practice                       66      1977
                             Mt. Vernon, WA

Paul O. Johnson              Personal Business Interests                    61      1988
                             St. Paul, MN

Bert J. McKasy               Partner                                        56      1997
                             Lindquist & Vennum PLLP
                             Minneapolis, MN

Marilyn K. Speedie, Ph.D.    Dean and Professor                             50      1997
                             University of Minnesota College of Pharmacy
                             Minneapolis, MN

Donald C. Wegmiller          President                                      60      1997
                             Management Compensation Group/HealthCare
                             Minneapolis, MN

Rodney A. Young              Chairman, President and CEO                    43      1996
                             LecTec Corporation
                             Minnetonka, MN

     There is no family relationship among the nominees.

     LEE M. BERLIN has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 through January 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M"). Currently, Mr. Berlin manages personal business interests.

     ALAN C. HYMES, M.D. is a founder of the Company, has been a Director since 1977 and acts as the Company's medical consultant. He has been engaged in the private practice of surgery since 1968. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

     PAUL O. JOHNSON has been a Director of the Company since 1988. He was employed by H. B. Fuller Company from 1979 until December 31, 1988 when he resigned his position as Senior Vice President Administration and Corporate Secretary. Currently, Mr. Johnson manages personal business interests.

     BERT J. MCKASY, a Director since 1997, has been a partner with Lindquist & Vennum PLLP since 1994. He has also owned McKasy Travel Service, Inc. since 1983 and served as the Chair of the St. Paul Chamber of Commerce in 1996. Mr. McKasy served as Minnesota's Commerce Commissioner from 1991 to 1993.

     MARILYN K. SPEEDIE, a Director since 1997, is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in 1996, Dr. Speedie held several professorship and departmental chairperson positions at the University of Maryland (1989-1995), the most recent being in the Department of Pharmaceutical Sciences. She has been the recipient of numerous honors, the most recent in October of 1996 which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists, and has also co-authored a book published in 1996 entitled PHARMACOGNOSY AND PHARMACOBIOTECHNOLOGY.

     DONALD C. WEGMILLER has been a Director since 1997. Since April 1993, he has served as President and Chief Executive Officer of Management Compensation Group/HealthCare, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation. Mr. Wegmiller also is a Director of Minnesota Power, HBO & Company, Medical Graphics Corporation, LifeRate Systems, Inc., Possis Medical, Inc., and SelectCare.

     RODNEY A. YOUNG was appointed a Director, Chief Executive Officer and President of the Company on August 12, 1996. He replaced the retiring Thomas E. Brunelle, Ph.D. as Chief Executive Officer and President. Prior to his association with the Company, Mr. Young served Baxter International, Inc. for five years in various capacities, most recently as Vice President and General Manager of the Specialized Distribution Division.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended June 30, 1998.

     Based upon information provided by officers and directors of the Company, the Company is not aware of any delinquent, late or untimely filings of any director, officer, beneficial owner of ten percent or more of the Company's common stock or any other persons subject to Section 16(a) filing requirements.

DIRECTORS' COMPENSATION

     In December 1990 the Board of Directors of the Company adopted a proposal effective January 1, 1991 to pay outside directors for their services at the rate of $1,000 per quarter and $100 per each Board or Committee meeting attended, with the chairperson of each committee receiving an additional $50 per meeting attended and to include reasonable meeting expenses. During the fiscal year ended June 30, 1998, the Company paid or accrued $4,900 for the benefit of Mr. Berlin, $4,900 for Dr. Hymes, $4,950 for Mr. Johnson, $3,500 for Mr. McKasy, $3,500 for Dr. Speedie and $4,650 for Mr. Wegmiller. In addition, during the fiscal year ended June 30, 1998, each of the outside directors received a ten-year option under the Company's 1991 Directors Stock Option Plan to purchase 3,000 shares of the Company's Common Stock at a price equal to the fair market value at the date of grant.

STANDING COMMITTEES

     The Board of Directors of the Company has five standing committees. The Executive Committee was established to act on behalf of the Board for all matters except those designated. The Audit Committee was established to review and investigate all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Board Organization Committee was established to identify potential candidates for Board membership, to review the composition and size of the Board and to audit the Company's program for senior management succession. The Board Organization Committee will also review potential candidates suggested by shareholders for director membership. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company. The Business Development/Technology Committee was established to serve as the Company's technology advocate in the business, academic and professional communities. The Committee supports and assists the efforts of the Board and management to identify new products, technologies, alliances and markets that leverage and enhance the Company's core competencies. The Audit Committee held three meetings during the last fiscal year and all members of the Committee attended each meeting. The Compensation and Executive Committees each met one time during the fiscal year and all respective members of each Committee attended the meetings. The Business Development/Technology Committee met once during the last fiscal year and was attended by all Committee members except Mr. McKasy. The following table shows the names of the directors as they served on each committee during the last fiscal year:

          COMMITTEE                         MEMBERS
          -------------------------------   ----------------------------
          Executive                         Rodney A. Young(1)
                                            Paul O. Johnson
                                            Bert J. McKasy
                                            Marilyn K. Speedie, Ph.D.

          Audit                             Paul O. Johnson(1)
                                            Lee M. Berlin
                                            Alan C. Hymes, M.D.

          Compensation                      Donald C. Wegmiller(1)
                                            Lee M. Berlin
                                            Alan C. Hymes, M.D.

          Board Organization                Lee M. Berlin(1)
                                            Alan C. Hymes, M.D.
                                            Rodney A. Young

          Business Development/Technology   Marilyn K. Speedie, Ph.D.(1)
                                            Lee M. Berlin
                                            Alan C. Hymes, M.D.
                                            Bert J. McKasy

----------------------
(1)  Committee Chairperson

                          SECURITY OWNERSHIP OF CERTAIN
                              BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of September 22, 1998, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director and nominee for election as director of the Company; (iii) the officers named in the Summary Compensation Table of this Proxy Statement; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                   NUMBER OF SHARES    PERCENT OF SHARES
NAME                                              BENEFICIALLY OWNED   BENEFICIALLY OWNED
----                                              ------------------   ------------------
Lee M. Berlin .................................        557,029(1)            14.1%
Alan C. Hymes, M.D. ...........................        410,942(2)            10.4%
Rodney A. Young ...............................         61,000(3)             1.5%
Paul O. Johnson ...............................         34,137(4)               *
Deborah L. Moore ..............................         16,500(5)               *
Daniel M. McWhorter ...........................         15,500(6)               *
Jane M. Nichols ...............................         10,000(7)               *
Bert J. McKasy ................................          7,778(8)               *
Donald C. Wegmiller ...........................          6,000(9)               *
Marilyn K. Speedie, Ph.D. .....................          3,000(10)              *
All directors and executive officers as a group
 (10 persons) .................................      1,121,886(11)           27.3%

--------------------
*Less than 1%

Notes to table of Security Ownership of Certain Beneficial Owners and
Management:

(1) The figure includes 75,605 shares owned by Mr. Berlin's wife, 137,145 shares owned by Mr. Berlin's son (Mr. Berlin has disclaimed beneficial ownership of such shares), and options, granted to Mr. Berlin, available for exercise within 60 days to purchase 14,125 shares.

(2) The figure includes options granted to Dr. Hymes, available for exercise within 60 days, to purchase 22,669 shares.

(3) The figure includes options, granted to Mr. Young, available for exercise within 60 days, to purchase 52,500 shares.

(4) The figure includes options, granted to Mr. Johnson, available for exercise within 60 days, to purchase 30,772 shares.

(5) The figure includes options, granted to Ms. Moore, available for exercise within 60 days, to purchase 10,000 shares.

(6) The figure includes options, granted to Mr. McWhorter, available for exercise within 60 days, to purchase 7,500 shares.

(7) The figure includes options, granted to Ms. Nichols, available for exercise within 60 days, to purchase 10,000 shares.

(8) The figure includes options, granted to Mr. McKasy, available for exercise within 60 days, to purchase 3,000 shares.

(9) The figure includes options, granted to Mr. Wegmiller, available for exercise within 60 days, to purchase 6,000 shares.

(10) The figure includes options, granted to Dr. Speedie, available for exercise within 60 days, to purchase 3,000 shares.

(11) The figure includes applicable shares and options described in the preceding footnotes.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of independent outside directors. The Committee meets as may be necessary to review executive compensation policies, the design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

     The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success and growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

     Key objectives of the compensation program are to:

     * Provide a strong, direct link between the Company's financial and strategic goals and executive compensation.

     * Motivate executives to achieve corporate operating goals through an emphasis on performance-based compensation.

     * Align the interests of executives with those of the Company's shareholders by providing a significant portion of total compensation that is Company stock-based.

     * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 1998, specific and objective criteria were utilized to determine each element of an executive's compensation package.

     BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position and salary levels for comparable positions at industry peer group companies.

     During the fiscal year ended June 30, 1998 the current executive officers of the Company received salary increases to more closely align them with the average salaries for comparable positions at industry peer group companies of comparable size.

     ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

     Executive officers are eligible for cash bonuses ranging from 30% to 60% of base salary. The size of the bonus is dependent upon the executive officer's position and the achievement of targeted post-bonus, pre-tax earnings, as well as the achievement of individual and team goals.

     For the fiscal year 1998, the minimum earnings performance goals under the annual incentive program were not achieved and no cash bonus payments were made.

     LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

     The Company's stock option program provides compensation that directly links the interest of management and shareholders, and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on a review of competitive data from industry peer group companies. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All individual stock option grants are reviewed and approved by the Committee. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary for Mr. Young was increased to $200,000 during fiscal 1998. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

     A bonus payment under the annual incentive program described above was not made during fiscal 1998 due to the Company not achieving the minimum performance goals established by the Committee.

     In fiscal 1998, Mr. Young received options to purchase up to 55,000 shares of the Company's Common Stock at a weighted average exercise price of $5.00 per share.

CONCLUSION

     The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and aligns the interests of executive officers with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the achievement of growth and profitability for the benefit of the Company's shareholders.


                                        COMPENSATION COMMITTEE

                                        Donald C. Wegmiller, Chairman
                                        Lee M. Berlin
                                        Alan C. Hymes, M.D.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash and non-cash compensation for the fiscal years ended June 30, 1998, 1997 and 1996, awarded to or earned by Rodney A. Young, the Chairman of the Board and the Company's President and Chief Executive Officer, and to each other executive officer of the Company (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                               ANNUAL COMPENSATION           AWARDS
                                 FISCAL YEAR   -------------------   ---------------------
                                    ENDED                            SECURITIES UNDERLYING      ALL OTHER
NAME AND POSITION                  JUNE 30,      SALARY     BONUS           OPTIONS          COMPENSATION(5)
-----------------                -----------   ----------  -------   ---------------------   ---------------
Rodney A. Young(1)                  1998        $178,000    $ --             55,000               $2,450
 Chairman, President and            1997         135,439      --            150,000                   --
 Chief Executive Officer            1996              --      --                 --                   --

Deborah L. Moore(2)                 1998         108,885      --             20,000                1,447
 Chief Financial Officer and        1997          29,423      --             40,000                   --
 Secretary                          1996              --      --                 --                   --

Jane M. Nichols(3)                  1998         108,885      --             20,000                  579
 Vice President, Marketing and      1997          21,185      --             40,000                   --
 New Business Development           1996              --      --                 --                   --

Daniel M. McWhorter(4)              1998          96,075      --             20,000                1,277
 Vice President, Research and       1997          40,115      --             30,000                   --
 Development                        1996              --      --                 --                   --


---------------------
(1) Mr. Young was appointed President, Chief Executive Officer and a Director of the Company on August 12, 1996. He was elected Chairman on November 18, 1996.

(2) Ms. Moore joined the Company on February 25, 1997 and was appointed Secretary on July 31, 1997.

(3)  Ms. Nichols joined the Company on April 1, 1997.

(4)  Mr. McWhorter joined the Company on January 1, 1997.

(5) Reflects matching contributions under the Company's 401(k) and Profit Sharing Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's 1989 Stock Option Plan to the Named Executives of the Company identified on the preceding table during the fiscal year ended June 30, 1998:

                                                                                    POTENTIAL
                                          INDIVIDUAL GRANTS                        REALIZABLE
                           ------------------------------------------------         VALUE AT
                                           PERCENT                                   ASSUMED
                                          OF TOTAL                               ANNUAL RATES OF
                           NUMBER OF       OPTIONS                                 STOCK PRICE
                           SECURITIES    GRANTED TO   EXERCISE                    APPRECIATION
                           UNDERLYING     EMPLOYEES    PRICE                   FOR OPTION TERM(1)
                            OPTIONS       IN FISCAL     PER      EXPIRATION   -------------------
     NAME                   GRANTED         YEAR       SHARE        DATE         5%         10%
     ----                  ----------    ----------   -------   -----------   --------   --------
     Rodney A. Young        55,000(2)       25.1%     $ 5.00    Jan-22-2008   $172,946   $438,279
     Deborah L. Moore       20,000(2)        9.1%       5.00    Jan-22-2008     62,889    159,374
     Jane M. Nichols        20,000(2)        9.1%       5.00    Jan-22-2008     62,889    159,374
     Daniel M. McWhorter    20,000(2)        9.1%       5.00    Jan-22-2008     62,889    159,374


-------------------
(1) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, AND OVERALL STOCK MARKET CONDITIONS. THE AMOUNT REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED. Assuming 3,945,129 shares of Common Stock are outstanding, a beginning stock price of $5.00 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $19,725,645 to $32,130,997, assuming 5% annual appreciation, and to $51,163,243, assuming 10% annual appreciation.

(2) This option vests in four equal amounts annually over a four year period beginning January 22, 1999.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executives, concerning the exercise of options during the fiscal year ended June 30, 1998 and unexercised options held as of June 30, 1998.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                OPTIONS AT JUNE 30, 1998       AS OF JUNE 30, 1998(1)
                              ACQUIRED     VALUE    ---------------------------   ---------------------------
     NAME                   ON EXERCISE   REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     -------------------    -----------   --------  -----------   -------------   -----------   -------------
     Rodney A. Young            0            $0       32,500         172,500           $0            $0
     Deborah L. Moore           0             0       10,000          50,000            0             0
     Jane M. Nichols            0             0       10,000          50,000            0             0
     Daniel M. McWhorter        0             0        7,500          42,500            0             0


--------------------
(1) The value of in-the-money options on June 30, 1998 equals the market value of underlying unexercised options less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee (the "Committee") consists of three non-employee directors, Lee M. Berlin, Alan C. Hymes, M.D. and Donald C. Wegmiller. All three directors served on the Committee for the entire fiscal year ended June 30, 1998.

     Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the SEC rules.

CHANGE IN CONTROL TERMINATION PAY PLAN

     During fiscal 1998 the Company adopted a Change In Control Termination Pay Plan for the benefit of executive officers of the Company. The Plan provides for termination payments to executive officers who are terminated within twelve months of a change in control. Termination payments for the Chief Executive Officer are twenty times the highest monthly base compensation during the six months immediately before the date of termination. Termination payments for all other executive officers are twelve times the highest monthly base compensation during the six months immediately before the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All current transactions between the Company and its officers, directors, principal shareholders or affiliates are and all future transactions between the Company and such affiliated parties will be on terms no less favorable to the Company than could have been obtained in arm's-length transactions with unaffiliated third parties, as determined by a majority of the disinterested members of the Company's Board of Directors. All future transactions with and loans to affiliated parties will be approved by a majority of the disinterested members of the Company's Board of Directors. In addition, the Company will make or guarantee loans to officers, directors, principal shareholders or other affiliates only for bona fide business purposes.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S & P 500 Index and the S & P Medical Products and Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S & P 500 Index and the S & P Medical Products and Supplies Index on June 30, 1993 and that all dividends (cash and stock) were reinvested.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]

                                 6/30/93    6/30/94    6/30/95    6/30/96    6/30/97    6/30/98
                                 -------    -------    -------    -------    -------    -------
LECTEC CORPORATION ..........     100          97       133        148          74         41
S & P 500 ...................     100         101       128        161         217        282
S & P Med. P&S ..............     100          96       148        194         257        344


                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year which began July 1, 1998. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another auditor, but the Board of Directors will give consideration to an unfavorable vote.

              ADOPTION OF LECTEC CORPORATION 1998 STOCK OPTION PLAN

     On September 23, 1998, the Board of Directors of the Company adopted the LecTec Corporation 1998 Stock Option Plan (the "1998 Plan"), subject to approval by the shareholders at the Annual Meeting.

     The purpose of the 1998 Plan is to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford such personnel an opportunity to acquire a proprietary interest in the Company through stock options. All employees are eligible to participate (including officers and directors who are also employees) as well as consultants or independent contractors providing valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options or options which do not qualify as incentive stock options.

     The 1998 Plan is administered by a committee of directors designated by the Board of Directors of the Company (the "SOP Committee"). The SOP Committee is comprised of non-employee or outside directors. The SOP Committee has the authority to designate participants and determine the award to be granted to each participant as well as determine the number of shares to be awarded and the terms and conditions of any award. The SOP Committee has the authority to interpret and administer the 1998 Plan and to make any determination or take any action necessary or desirable for the administration of the 1998 Plan.

     The exercise price for all incentive stock options granted under the 1998 Plan shall be determined by the SOP Committee but shall not be less than 100% of the fair market value of shares at the date of granting of such option. The exercise price for options granted under the 1998 Plan which do not qualify as incentive stock options shall also be determined by the SOP Committee. The SOP Committee may set any term for the length of a stock option provided the term does not exceed ten years from the grant date for an incentive stock option and the term does not exceed fifteen years from the grant date for a stock option which does not qualify as an incentive stock option. The SOP Committee is authorized to grant Stock Appreciation Rights with awards which confer on the holder a right to receive upon exercise the excess of the fair market value on the date of exercise over the grant price of the Stock Appreciation Right.

     The stock available for grant of options under the 1998 Plan is 500,000 shares. Such amount is adjustable if there is any change in the common stock of the Company due to a merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the Company's corporate structure. In the event of such changes, adjustments will be made in the aggregate number of shares subject to the 1998 Plan, the number of shares subject to outstanding options and the option exercise prices in order to prevent dilution or enlargement of option rights.

     The 1998 Plan shall terminate on November 19, 2008. No option shall be granted after such termination, but such termination will not alter or impair any rights or obligations under any options granted before termination.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1998 Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price. The Company will be entitled at that time to a tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held. Under the 1998 Plan, the SOP Committee may permit participants exercising stock options, subject to the discretion of the SOP Committee and upon such terms and conditions as it may impose, to surrender shares of common stock previously owned by the optionee to the Company to satisfy federal and state tax obligations. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Service Code have been satisfied.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LECTEC CORPORATION 1998 STOCK OPTION PLAN.

        ADOPTION OF LECTEC CORPORATION 1998 DIRECTORS' STOCK OPTION PLAN

     On September 23, 1998, the Board of Directors of the Company adopted the LecTec Corporation 1998 Directors' Stock Option Plan (the "Directors' Plan"), subject to approval by the shareholders at the Annual Meeting.

     The purpose of the Directors' Plan is to aid in attracting and retaining directors capable of assuring the future success of the Company, to offer directors incentives to put forth maximum efforts for the success of the Company's business and to afford the directors an opportunity to acquire a proprietary interest in the Company. Any director who is not an employee of the Company is eligible to participate. Options granted under the Directors' Plan do not qualify as incentive stock options.

     The Directors' Plan is administered by a committee of directors designated by the Board of Directors of the Company (the "Directors' SOP Committee"). The Directors' SOP Committee is comprised of non-employee or outside directors. The Directors' SOP Committee has the authority to designate participants and determine the award to be granted to each participant as well as determine the number of shares to be awarded and the terms and conditions of any award. The Directors' SOP Committee has the authority to interpret and administer the Directors' Plan and to make any determination or take any action necessary or desirable for the administration of the Directors' Plan.

     The exercise price for options granted under the Directors' Plan shall be determined by the Directors' SOP Committee but shall not be less than 100% of the fair market value of shares at the date of granting of such option. The Directors' SOP Committee may set any term for the length of a stock option. The Directors' SOP Committee is authorized to grant Stock Appreciation Rights with awards which confer on the holder a right to receive upon exercise the excess of the fair market value on the date of exercise over the grant price of the Stock Appreciation Right.

     The stock available for grant of options under the Directors' Plan is 200,000 shares. Such amount is adjustable if there is any change in the common stock of the Company due to a merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the Company's corporate structure. In the event of such changes, adjustments will be made in the aggregate number of shares subject to the Directors' Plan, the number of shares subject to outstanding options and the option exercise prices in order to prevent dilution or enlargement of option rights.

     The Directors' Plan shall terminate on November 19, 2008. No option shall be granted after such termination, but such termination will not alter or impair any rights or obligations under any options granted before termination.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LECTEC CORPORATION 1998 DIRECTORS' STOCK OPTION PLAN.

           ADOPTION OF LECTEC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     On September 23, 1998 the Board of Directors adopted the LecTec Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval by the shareholders at the Annual Meeting.

     The purpose of the Stock Purchase Plan is to provide the employees of the Company with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company's Common Stock and to develop a stronger incentive to work for the continued success of the Company.

     The Stock Purchase Plan is administered by a committee (the "ESPP Committee") established by the Board of Directors which has full authority to administer the Stock Purchase Plan, including authority to interpret and construe any provision of the Stock Purchase Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Stock Purchase Plan as it may deem appropriate. Decisions of the ESPP Committee are final and binding on all parties who have an interest in the Stock Purchase Plan.

     All permanent, full-time employees are eligible to participate and participation is voluntary and not a condition of employment. The Stock Purchase Plan provides for the purchase of shares of the Company's Common Stock through payroll deductions of 1% to 15% of an employee's current compensation. Payroll deductions are credited to individual stock purchase accounts each pay period and at the end of each six month Purchase Period stock is purchased at the lesser of 85% of the fair market value of the stock on the first business day of the Purchase Period or 85% of the fair market value of the stock on the last business day of the Purchase Period. There are two Purchase Periods each year, one beginning on the first business day in December and ending on the last business day in May and the other beginning on the first business day in June and ending on the last business day in November.

     The aggregate shares of stock to be sold under the Stock Purchase Plan will not exceed 200,000 shares. Each participant will have the right to purchase no more than 5,000 shares of Common Stock on the last business day of any Purchase Period and no more than $25,000 in fair market value of Common Stock in a calendar year. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under the Stock Purchase Plan with a corresponding adjustment in the purchase price to be paid therefor.

     The Stock Purchase Plan will automatically terminate on November 19, 2003, unless extended by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LECTEC CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                                 OTHER BUSINESS

     The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.


                     PROPOSALS FOR THE NEXT REGULAR MEETING

     Any proposal by a shareholder to be presented at the 1999 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, not later than June 15, 1999.

                                         By Order of the Board of Directors


                                         /s/ Deborah L. Moore


                                         Deborah L. Moore
                                         SECRETARY

Dated: October 16, 1998

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                              MINNETONKA, MN 55343

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 19, 1998
      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoint(s) Rodney A. Young and Deborah L. Moore, each with the power to act alone and with the powers of substitution and revocation, as proxies and agents ("Proxy Agents"), in the name of the undersigned, to represent and to vote as designated below all of the shares of Common Stock of LecTec Corporation (the "Company") held of record by the undersigned on September 22, 1998, at the Annual Meeting of Shareholders to be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on Thursday, November 19, 1998, at 3:00 p.m. (CST), and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement in support of the Board of Directors' solicitation of proxies dated October 16, 1998.

1. ELECTION OF DIRECTORS TO SERVE FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

     [ ] FOR all nominees listed below       [ ] WITHHOLD authority
         (EXCEPT AS MARKED TO THE CONTRARY)      TO VOTE FOR ALL NOMINEES LISTED
                                                 BELOW

     (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     LEE M. BERLIN    ALAN C. HYMES, M.D.    PAUL O. JOHNSON    BERT J. MCKASY
         MARILYN K. SPEEDIE, PH.D.    DONALD C. WEGMILLER    RODNEY A. YOUNG

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP as the Company's independent auditor for the Company's current fiscal year.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.   PROPOSAL TO APPROVE THE LECTEC CORPORATION 1998 STOCK OPTION PLAN.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

4.   PROPOSAL TO APPROVE THE LECTEC CORPORATION 1998 DIRECTORS' STOCK OPTION
     PLAN.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

5.   PROPOSAL TO APPROVE THE LECTEC CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

6. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.


                                        Dated: ___________________________, 1998


                                        ________________________________________
                                                     (Signature)

                                        ________________________________________
                                                     (Signature)

                                        PLEASE DATE AND SIGN exactly as name(s)
                                        appears hereon and return promptly in
                                        the accompanying postage paid envelope.
                                        If shares are held by joint tenants or
                                        as community property, both shareholders should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.